Exhibit 1.2

STRATEGY

10.00% Series A Perpetual Strife Preferred Stock, par value $0.001 per share

FIRST AMENDMENT TO SALES AGREEMENT

July 7, 2025

TD SECURITIES (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

THE BENCHMARK COMPANY, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Reference is hereby made to that certain Sales Agreement, dated May 22, 2025 (the “Sales Agreement”), by and among MicroStrategy Incorporated d/b/a Strategy (the “Company”), TD Securities (USA) LLC, Barclays Capital Inc. and The Benchmark Company, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of Shares (as defined in the Sales Agreement) (collectively, the “Existing Agents”). This First Amendment to the Sales Agreement (this “Amendment”) is made by and among the Company, each of the Existing Agents, and Morgan Stanley & Co. LLC (the “New Agent”), in its capacity as sales agent and/or principal in connection with the offering and sale of Shares (together with the Existing Agents, each, an “Agent”, and collectively, the “Agents”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. For the avoidance of doubt, as of the date hereof, all references to the Sales Agreement in any document other than this Amendment related to the transactions contemplated by the Sales Agreement shall be to the Sales Agreement as amended by this Amendment.

The Agents and the Company (collectively, the “parties hereto”) agree as follows:

Section 1. Amendments to Sales Agreement. The parties hereto agree that the Sales Agreement is amended as follows:

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(a) As of the date hereof, the parties acknowledge and agree that, by virtue of this Amendment, the New Agent has joined as a party to the Sales Agreement as a sales agent and/or principal in connection with the offering and sale of Shares and that as of the date hereof the New Agent be added as an addressee of the Sales Agreement by inserting the following immediately following the name and address of the Benchmark Company, LLC on the first page of the Sales Agreement:

“MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036”

(b) As of the date hereof, the first full paragraph of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“MicroStrategy Incorporated d/b/a Strategy, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company and Morgan Stanley & Co. LLC, as sales agents and/or principals (each an “Agent” and collectively the “Agents”), shares of the Company’s 10.00% Series A Perpetual Strife Preferred Stock, par value $0.001 per share, with a stated amount of $100 per share (the “Preferred Shares”), having an aggregate offering price of up to $2,100,000,000, on the terms set forth in this agreement (this “Agreement”).”

(c) As of the date hereof, Section 8(e) of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“Section 8(e). Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, faxed or e-mailed and confirmed to the parties hereto as follows:

If to the Agents:

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TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Facsimile: [***]

E-mail: [***]

Attention: Head of Equity Capital Markets; General Counsel

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: [***]

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

E-mail: [***]

Attention: General Counsel

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Joseph A. Hall

     Dan Gibbons

Facsimile: [***]

E-mail: [***]

If to the Company:

MicroStrategy Incorporated d/b/a Strategy

1850 Towers Crescent Plaza

Tysons Corner, VA 22182

Attention: General Counsel

E-mail: [***]

with a copy (which shall not constitute notice) to:

3

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Facsimile: [***]

Attention: Thomas S. Ward

E-mail: [***]

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(e).”

(d) As of the date hereof, Exhibit A and Schedule A to the Sales Agreement is hereby deleted in its entirety and replaced with Exhibit A and Schedule A attached hereto.

Section 2. Prospectus Supplement. Promptly after execution and delivery of this Amendment, the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) (the “Amended Prospectus Supplement”). For the avoidance of doubt, the Company shall not be obligated to provide written notice of the intent to file or of the filing of the New Prospectus Supplement pursuant to Section 3(b) or Section 3(c) of the Sales Agreement.

Section 3. Conditions of Agent’s Obligations. The obligations of the Agents under this Amendment are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions of this Amendment and to the performance by the Company of its covenants and other obligations under this Amendment and under the Sales Agreement, including Section 4 thereunder. For the avoidance of doubt, the filing of the Amended Prospectus Supplement shall be a “Representation Date” under the Sales Agreement.

Section 4. Representations and Warranties. The Company represents and warrants to the Agents that the representations and warranties of the Company contained in Section 2 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and provided further, that all references to the “Agreement” therein shall be to the Sales Agreement, as amended by this Amendment.

Section 5. No Other Amendments. The parties hereto agree that, except as set forth in, and amended by, Section 1 and Section 2 above, all the terms and provisions of the Sales Agreement shall remain in full force and effect.

Section 6. Incorporation of Terms. The provisions of Section 8(h) (Governing Law Provisions) and 8(i) (General Provisions) of the Sales Agreement shall apply with respect to this Amendment and are incorporated herein mutatis mutandis.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

MICROSTRATEGY INCORPORATED D/B/A STRATEGY

By:	/s/ Andrew Kang
Name: Andrew Kang
Title: Executive Vice President & Chief Financial Officer

{Signature Page to First Amendment to Sales Agreement}

Accepted as of the date hereof:

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Jamie Turturici
Name: Jamie Turturici
Title: Managing Director, Head of Technology ECM

THE BENCHMARK COMPANY, LLC

By:	/s/ John J Borer III
Name: John J Borer III
Title: Senior Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Andrew Doherty
Name: Andrew Doherty
Title: Authorized Signatory

{Signature Page to First Amendment to Sales Agreement}

EXHIBIT A

FORM OF ISSUANCE NOTICE

[Date]

[TD SECURITIES (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017]

[BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019]

[THE BENCHMARK COMPANY, LLC

150 East 58th Street, 17th Floor

New York, New York 10155]

[MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036]

Attn: [     ]

Reference is made to the Sales Agreement, dated May 22, 2025, as amended by the First Amendment to Sales Agreement, dated July [•], 2025, between MicroStrategy Incorporated d/b/a Strategy, a Delaware corporation (the “Company”), and TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC and Morgan Stanley & Co. The Company confirms that all conditions to the delivery of this Issuance Notice to [TD Securities (USA) LLC] [Barclays Capital Inc.] [The Benchmark Company, LLC] [Morgan Stanley & Co. LLC] (the “Designated Agent”) are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

Issuance Amount (equal to the total Sales Price for such Shares):	$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Designated Agent, which consent may be withheld in the Agent’s sole discretion): $    per share

Comments:

{Signature Page to First Amendment to Sales Agreement}

Schedule A

Notice Parties

The Company

MicroStrategy Incorporated d/b/a Strategy

1850 Towers Crescent Plaza

Tysons Corner, VA 22182

Attention: General Counsel

E-mail: [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Facsimile: [***]

Attention: Thomas S. Ward

E-mail: [***]

The Agents

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: General Counsel

E-mail:  [***]

     [***]

     [***]

     [***]

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: [***]

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

E-mail: [***]

Attention: General Counsel

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Joseph A. Hall

     Dan Gibbons

Facsimile: [***]

E-mail: [***]

    [***]

Form of Officer’s Certificate Pursuant to Section 4(p)

The undersigned, the duly qualified and elected [•] of MicroStrategy Incorporated d/b/a Strategy, a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(p) of the Sales Agreement, dated May 22, 2025, as amended by the First Amendment to Sales Agreement, dated July [•], 2025, between the Company and TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC and Morgan Stanley & Co. LLC (the “Sales Agreement”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 2 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Wilmer Cutler Pickering Hale and Dorr LLP, Wilson Sonsini Goodrich & Rosati PC and Davis Polk & Wardwell LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

MICROSTRATEGY INCORPORATED D/B/A STRATEGY

By:
Name:
Title:

Date: [•]